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                                                                     EXHIBIT 21
                                                                     ----------


                        SUBSIDIARIES OF EKCO GROUP, INC.


      The following are the subsidiaries of the registrant, all of which are wholly-owned except for Woodstream Corporation, which is majority-owned:



                                              Jurisdiction of
Subsidiary Name                               Incorporation
---------------                               ---------------

OPERATING SUBSIDIARIES:

Ekco Housewares, Inc.                         Delaware

Ekco Canada Inc.                              Ontario, Canada

Ekco Consumer Plastics, Inc.                  Massachusetts
(formerly known as Frem Corporation)

Ekco Distribution of Illinois, Inc.           Delaware

Ekco Manufacturing of Ohio, Inc.              Delaware

Ekco International Housewares Limited         United Kingdom

Woodstream Corporation                        Pennsylvania

Kellogg Brush Manufacturing Co.               Massachusetts

Cleaning Specialty Co.                        Tennessee

Wright-Bernet, Inc.                           Ohio

B. VIA International Housewares, Inc.         Delaware



INACTIVE SUBSIDIARIES:

Delhi Manufacturing Corporation               Delaware

Ekco Capital Enterprises, Inc.                Delaware

Ekco Wood Products Co.                        Delaware

Fenwick                                       California

FPI, Inc.                                     Washington

Trappe of Aspen, Inc.                         Pennsylvania